Exhibit 99.1

Q & A on ClearOne's Asset Sale

The first part of this email provides answers to questions about ClearOne's asset sale to Biamp. The second part is a transaction announcement from Biamp's President, CEO, and Co-Chairman followed by an FAQ from Biamp for ClearOne customers and stakeholders

Q1: How will technical support for ClearOne’s products be handled after the asset sale?

A1: Initially, technical support should be handled in exactly the same way as it has been in the past. The same email addresses (audiotechsupport@clearone.com, videotechsupport@clearone.com, avnetworktechsupport@clearone.com) and phone numbers (801-975-3760) will remain active. If the email addresses and phone numbers for technical support must change in the future, that information will be communicated to our customers.

Q2: How does the asset sale affect the warranty on the ClearOne products I have already purchased?

A2: ClearOne will continue to honor product warranty claims per the published warranty policy https://www.clearone.com/warranty-policy [pages.clearone.com].

Q3: Will ClearOne’s products continue to be available for purchase after the asset sale?

A3: Distributors with inventory can continue to sell that inventory per the terms of any existing distribution agreement.

Q4: As a distributor of ClearOne’s products in the past, we would be interested in distributing Biamp’s products in our region. Will ClearOne facilitate introductory meetings for us to meet appropriate sales professionals at Biamp?

A4: Yes. It will be up to Biamp to decide whether they need an additional distribution partner in your region, but ClearOne is willing to facilitate introductions.

Distributor-specific questions

Q5: Current ClearOne inventory may be perceived as difficult to sell or obsolete, and no longer eligible for stock rotation.

A5: We recognize the challenges distributors may face with existing ClearOne inventory following the Biamp acquisition. We encourage distributors to continue selling through existing inventory and to reach out to their established Dealer based to cultivate potential opportunities to move existing product.

Q6: Will there be any buyback or inventory protection programs?

A6: ClearOne will honor the terms of existing agreements covering stock buyback.

Q7: Will Biamp assume any responsibility for existing PDEF or Project Registration?

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A7: Biamp is not assuming responsibility for any offers made by ClearOne.

Q8: Will Biamp offer transitional support for distributors?

A8: Please review the Biamp letter and their Q&A shown below in this email. Contact Biamp if you have additional questions.

Direct C1 purchasing Dealer

Q9: How do I move forward with the purchase of ClearOne products?

A9: In light of the Biamp acquisition announcement yesterday, you may proceed with purchasing ClearOne products that remain available through distribution. Fulfillment is limited to existing inventory at the North American & International distributor level.

Dealers that Purchase through Distributors

Q10: Can I still purchase ClearOne products through distribution and can you provide me with POC's to do so?

A10: You may proceed with purchasing ClearOne products that remain available through distribution. Fulfillment is limited to existing inventory at the North American & International distributor level.

Manufacturer’s Representatives:

Q11: Will Biamp honor existing manufacturer representative agreements or commissions on open opportunities?

A11: No.

Q12: Should Manufacturer Representatives continue quoting or selling ClearOne products, or begin transitioning to Biamp’s portfolio?

A12: ClearOne products can only be fulfilled through distributors with existing inventory. It will be up to each Manufacturer’s Representative to work with distributors to ensure that products offered in quotes are available. Please review the Letter and Q&A from Biamp to learn about transition support they are offering.

Q13: Will Biamp offer training or certification for Manufacturer Representative previously aligned with ClearOne?

A13: Please review the Letter and Q&A from Biamp to learn about transition support they are offering. Contact Biamp with any further questions.

Q14: What is the process to return ClearOne-provided Manufacturer Representative Demo Gear?

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A14: In the coming weeks, ClearOne representatives will work with each Manufacturer’s Representative to discuss disposition of demo gear in their possession.

End Users

Q15: Will Biamp provide integration support for mixed ClearOne/Biamp environments?

A15: Please review the Biamp Letter and their related Q&A. Contact Biamp if there are further questions after your review.

Transaction Announcement — For ClearOne Integrators, Distributors, and Customers

Subject: Biamp Expands Its Audio Innovation with Acquisition of ClearOne Intellectual Property

From: Rashid Skaf, President, CEO, and Co-Chairman

Dear ClearOne Customers and Partners,

I’m pleased to announce that Biamp has entered into an asset purchase agreement to acquire the intellectual property, brands, and product designs of ClearOne, Inc.

ClearOne has a long history of innovation in signal processing, acoustic echo cancellation, and beamforming microphone technology. These assets are a strong complement to Biamp’s existing engineering expertise and will contribute to our continued leadership in delivering the most reliable, best-sounding professional audio solutions.

To be clear, Biamp is not assuming ClearOne’s liabilities or support obligations, nor are we committing to continue existing ClearOne product lines. Instead, we will selectively leverage these assets to accelerate innovation and create new opportunities for you and your customers in the years ahead.

I anticipate you may have questions about your current ClearOne deployments and your options going forward. I’ve included FAQs that should cover many of those questions. In short, ClearOne will continue to be your resource for support of deployed systems. To support your current and future projects or dispose of on-hand inventory, Biamp is ready to help transition you to a Biamp-based system with an equipment swap program to exchange ClearOne equipment for equivalent Biamp equipment at an attractive discount. This is covered in more detail in the FAQs.

We want to minimize the impact of this event and provide a soft landing for ClearOne customers and channel partners alike. We encourage you to reach out to a Biamp representative (https://www.biamp.com/contact-us [pages.clearone.com]) or directly to Bart Freedman, Biamp’s Vice President of Sales at Bart.Freedman@biamp.com to discuss your situation and see how Biamp can help. Thank you for the opportunity to support you today and the future.

Sincerely,

Rashid M. Skaf

President, CEO

Co-Chairman

Biamp

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FAQs For ClearOne Customers & Stakeholders

Will Biamp offer an upgrade or migration path to Biamp systems?

Yes. To ensure the immediate and long-term support of integrators and end users of any ClearOne products, Biamp has constructed a program to provide a “soft landing”. We will swap currently owned ClearOne products for similar Biamp products at discounts of 10% or more. There is no limit on the number of systems that can be swapped. We will offer an additional 5% discount for swaps made before end of year 2025.

Every customer’s situation is unique and we don’t want you worrying about what does or does not qualify for this offer. To make it as simple for you as possible, we invite you to contact a Biamp sales representative (https://www.biamp.com/contact-us [pages.clearone.com]) to discuss your current situation. If you have any difficulty reaching a representative or have a unique situation you want to discuss, feel free to contact Bart Freedman, Biamp’s Vice President of Sales at Bart.Freedman@biamp.com and he will personally ensure you get prompt attention.

We understand this event has created uncertainty for you and we are committed to give you an effective and attractive transition path. We appreciate the opportunity to become your new trusted AV solutions provider.

Does this mean Biamp will continue supporting my ClearOne product(s)?

Biamp is not assuming responsibility for any legacy ClearOne support agreements or warranties. Existing arrangements remain valid under their original terms.

Can I still purchase ClearOne products through Biamp?

No. Our focus is on integrating the technology, not reselling the existing ClearOne product line.

Will my devices continue to receive firmware updates or fixes?

Not from Biamp. Refer to your ClearOne service contracts for detail on your options

Does this acquisition affect my deployed ClearOne products?

No immediate disruption is expected. Installed ClearOne systems should continue to function normally. Contact ClearOne for support.

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